UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 5, 2012

CORMEDIX INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34673	20-5894890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Rt. 202-206, Suite 303, Bridgewater, NJ		08807
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (908) 517-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2012, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of CorMedix Inc. (the “Company”) approved the option awards described in this Current Report on Form 8-K for the Company’s directors, officers and certain employees, in recognition of contributions made to the Company with respect to regulatory and clinical affairs, manufacturing, IP and sales/distributions strategies and planning.

The Compensation Committee granted options to purchase an aggregate of 25,000 shares of the Company’s common stock to a consultant/employee and options to purchase an aggregate of 765,000 shares of the Company’s common stock to the Company’s directors and executive officers, as set forth below:

Name	Position	Options
Richard M. Cohen	Executive Chairman, Interim Chief Executive Officer and Interim Chief Financial Officer and Director	70,000
Randy Milby	Chief Operating Officer	100,000
Gary Gelbfish, M.D.	Director	70,000
Matthew P. Duffy	Director	125,000
Steven Lefkowitz	Director	150,000
Anthony E. Pfaffle, M.D.	Director	250,000

Each option grant described above was granted on December 5, 2012 pursuant to, and subject to, the terms of the Company’s 2006 Stock Incentive Plan. Such options shall vest in accordance with the following schedule: (a) Fifty-percent (50%) of these options will vest on the date of issuance of the CE Mark approval in Europe for the Company’s Neutrolin® product candidate, if the CE Mark approval is obtained on or before March 31, 2013, and (b) fifty-percent (50%) will vest on December 31, 2013. The options have an exercise price of $0.68 per share based on the closing sale price of the Company’s common stock, as reported by NYSE-MKT on December 5, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORMEDIX INC.

Dated: December 7, 2012

	By:	/s/ Richard M. Cohen
	Name:	Richard M. Cohen
	Title:	Interim Chief Executive Officer and Interim Chief Financial Officer